Exhibit 99.1

FTE Networks Announces Strategic Sale of CrossLayer, Inc.

Divestiture marks key development in reoriented corporate strategy

NEW YORK, Jan. 23, 2020 — FTE Networks, Inc. (NYSE American: FTNW) (“FTE” or the “Company”), today announced that it has completed the sale of CrossLayer, Inc., to Wyoming-based special management company CBFA Corporation. The transaction closed on January 16th and marks a reaffirming step forward in FTE’s strategic plans to stimulate revenue growth and shareholder value in 2020.

As outlined in an FTE shareholder letter and release distributed earlier this month, a new board of directors and management team has been in place since October 2019. They have been tasked with exploring strategic alternatives that will improve the Company’s long-term financial health and operational effectiveness. This team determined that this transaction enables leadership to create value for all shareholders, improve business operations, and promote sustainable growth in revenues and profitability.

Forward Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “believe,” “will,” “intends,” “expects,” and may include statements regarding matters that involve known or unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to differ materially from results expressed or implied by this release. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risk factors and others are included from time to time in documents we file with the Securities and Exchange Commission, including but not limited to, our Form 10-K’s, Form 10-Q’s and Form 8-K’s. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

About FTE Networks, Inc.

FTE Networks, Inc. (“FTE”) through its subsidiary US Home Rentals, owns, operates and invests in affordable rental housing in tier 3 and 4 markets. Single family home rentals (SFR) is large, growing and attractive market. Nationally, home rentals are growing faster than home ownership. With a portfolio of more than 3,000 affordable rental homes across several states, FTE is one of the few companies that has a strong and established portfolio of assets for the affordable rental housing market.

For more information, please contact:

Doug Hesney, Makovsky

dhesney@makovsky.com

Corporate Contact:

FTE Networks, Inc.

237 W. 35th Street, Suite 601

New York, NY 10001

(877) 850-4308

ir@ftenet.com